UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2012

Gevo, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35073	87-0747704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

345 Inverness Drive South, Building C, Suite 310, Englewood, CO 80112

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 858-8358

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 8.01 below with respect to the Notes (as defined below) is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 8.01.	Other Events.

On July 24, 2012, in connection with the previously announced sale of $40 million aggregate principal amount of 7.5% convertible senior notes due 2022 (the “Notes”) pursuant to that certain Underwriting Agreement, dated June 29, 2012, by and among Gevo, Inc. (the “Company’), UBS Securities LLC and Piper Jaffray & Co. (the “Underwriters”), the Company closed the sale of an additional $5 million aggregate principal amount of Notes to the Underwriters pursuant to the exercise in full by the Underwriters of their over-allotment option. Net proceeds from the exercise of the over-allotment option were approximately $4.7 million, after deducting underwriting discounts and commissions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gevo, Inc.

By:	/s/ Mark Smith
Mark Smith
Chief Financial Officer

Date: July 25, 2012